Exhibit 4.3


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A
PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

REGISTERED                                                            REGISTERED

                       SECURITY CAPITAL GROUP INCORPORATED
                           MEDIUM-TERM NOTE, SERIES B
                                 (Floating Rate)

                  FORM OF FACE OF FLOATING RATE REGISTERED NOTE


REGISTERED                                                      PRINCIPAL AMOUNT
No.:  _______                                                     $_____________

CUSIP No.:  81413


Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

1051047.4  10201 928C  00692469

OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", THE "ORIGINAL ISSUE DATE", THE "YIELD TO MATURITY," AS WELL AS THE METHOD USED TO DETERMINE THE YIELD TO MATURITY WHERE THERE IS A SHORT ACCRUAL PERIOD AND THE AMOUNT OF OID ALLOCABLE TO SUCH SHORT ACCRUAL PERIOD WILL BE SET FORTH BELOW. THE CALCULATION OF THE AMOUNT OF OID UPON (A) OPTIONAL REDEMPTION OR (B) DECLARATION OF ACCELERATION IS DISCUSSED ON THE REVERSE HEREOF.

ISSUE PRICE:                              INVERSE FLOATING RATE NOTE:
                                          [  ] YES [  ] NO
ORIGINAL ISSUE DATE:
                                          FIXED INTEREST RATE:
STATED MATURITY:
                                          OPTION TO ELECT REPAYMENT:
SPECIFIED CURRENCY:                       [  ] YES [  ] NO

BASE RATE:                                OPTIONAL REPAYMENT
     [  ] Commercial Paper Rate           DATE(S):
     [  ] CD Rate
     [  ] Federal Funds Rate              OPTIONAL REDEMPTION:
     [  ] LIBOR:                          [  ] YES  [  ] NO
            [  ] LIBOR REUTERS
                   PAGE:                  INITIAL REDEMPTION DATE:
            [  ] LIBOR TELERATE
                   PAGE:                  REDEMPTION PRICE:  [   ] 100%  of  the
     [  ] Prime Rate                      Principal  Amount  plus  a  Make-Whole
     [  ] Treasury Rate                   Amount  or [   ]  Initially _____ % of
     [  ] CMT Rate:                       Princpal   Amount  and   declining  by
            Designated CMT                _______% of  the  Principal  Amount on
            Telerate Page:                each anniversary  of  the  Initial Re-
            If Telerate Page              demption  Date  until  the  Redemption
            7052:                         Price is 100% of the Principal Amount.
             [  ] Weekly
                    Average               ORIGINAL ISSUE DISCOUNT SECURITY:
             [  ] Monthly                 [  ] YES [  ] NO
                    Average                    TOTAL AMOUNT OF OID:
Designated CMT        Maturity
Index:
     [  ]    Eleventh District            YIELD TO MATURITY:
             Cost of Funds Rate




1051047.4  10201 1256C  00692469

                                          INITIAL ACCRUAL PERIOD OID:
INITIAL INTEREST RATE:

INDEX MATURITY:

SPREAD (PLUS OR MINUS):                   AUTHORIZED DENOMINATION:
                                          [  ] $1,000 and integral
                                               multiples thereof
SPREAD MULTIPLIER:                        [  ] Other:

CALCULATION AGENT:                        EXCHANGE RATE AGENT:

MAXIMUM INTEREST RATE:                    AMORTIZING SECURITY:
                                          [  ] YES [  ] NO
MINIMUM INTEREST RATE:
                                              AMORTIZATION FORMULA:
INTEREST RESET PERIOD:
                                              AMORTIZATION PAYMENT
INTEREST RESET DATE(S):                       DATE(S):

INTEREST PAYMENT PERIOD:                  ADDENDUM ATTACHED:
                                          [  ] YES [  ] NO
INTEREST PAYMENT DATES:
                                          RENEWABLE NOTE:
                                          [  ] YES [  ] NO
FLOATING/FIXED RATE NOTE:
[  ] YES [  ] NO                              ELECTION DATE:

         FIXED INTEREST RATE:                 MINIMUM ELECTION DATE
                                              NOTICE:
         FIXED INTEREST RATE
         COMMENCEMENT DATE:

1051047.4  10201 1256C  00692469

OPTIONAL EXTENSION OF MATURITY:
 [  ] YES [  ] NO                             MAXIMUM ELECTION DATE
                                              NOTICE:
         LENGTH OF EXTENSION PERIOD:
                                              FINAL MATURITY DATE
         NUMBER OF EXTENSION PERIODS:
         FINAL MATURITY DATE:                 REDEEMABLE:
                                              [  ] YES [  ] NO

                                              INITIAL REDEMPTION DATE:
                                              INDEXED NOTE:
                                              [   ] YES [   ] NO

                                              REFERENCE INDEX OR RATE:


                                              OTHER/ADDITIONAL PROVISIONS:

1051047.4  10201 1256C  00692469

     Security Capital Group Incorporated, a corporation organized and existing under the laws of the State of Maryland (hereinafter called the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of __________________________ ($_________)on the Stated
Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity) and to pay interest thereon, from the Original Issue Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date next succeeding the Original Issue Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Base Rates specified above until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity (or any redemption or repayment date); provided, however, that if the Original
Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Stated Maturity or redemption or repayment date would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), such Interest Payment Date, Stated Maturity or redemption or repayment date shall be the following day that is a Business Day, except that if the Base Rate Specified above is LIBOR and such next Business Day falls in the next calendar month, the Interest Payment Date, Stated Maturity or redemption or repayment date shall be the immediately preceding day that is a Business Day.

     Payment of the principal of this Note, any premium and the interest due at the Stated Maturity (or any redemption or repayment date), or any prior date on which the principal or an installment of principal of this Note becomes due and payable, whether by declaration of acceleration or otherwise, will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon presentation and surrender of this Note and a duly completed election form as contemplated on the reverse hereof) at the office or agency of such paying agent as the Company may determine maintained for that purpose in The City of Boston, Massachusetts (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine; provided, however, that if the Specified Currency specified above is other than U.S. dollars and such payment is to be made in the Specified Currency in accordance with the provisions on the reverse hereof, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to Maturity, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Company in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than Maturity will be made at the aforementioned office or agency maintained by the Company or, at the option of the Trustee, by

1051047.4  10201 1256C  00692469
check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a holder of U.S. $1,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

     If the Specified Currency shown above is other than U.S. dollars, payments of principal of (and premium, if any) and interest on the Notes will be made in the applicable Specified Currency, except as provided on the reverse hereof.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and, if so specified on the face hereof, in the Addendum hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply to this Note, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the certificate of authentication hereon has been executed by the Trustee or its Authenticating Agent, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

1051047.4  10201 1256C  00692469

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.


                                          SECURITY CAPITAL GROUP INCORPORATED


                                          By:________________________________
                                             Name:
                                             Title:

Attest:


By:_________________________
     Name:
     Its:

Dated:  _________________, _____


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST
  COMPANY, as Trustee


By:________________________
     Authorized Officer




1051047.4  10201 1256C  00692469

                             FORM OF REVERSE OF NOTE

     General. This Note is one of a duly authorized issue of Medium-Term Notes, Series B, having maturities nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under an Indenture, dated as of November 16, 1998, as supplemented by a Board Resolution dated as of December 1, 2000 (as so supplemented, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. State Street Bank and Trust Company has been appointed Authenticating Agent and Calculation Agent (the "Authenticating Agent" and "Calculation Agent," respectively, which terms include any successor authenticating agent or calculation agent, as the case may be) with respect to the Notes, and State Street Bank and Trust Company at its corporate trust office at 2 Avenue de Lafayette, Boston, MA 02111 has been appointed the registrar and a Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company (excluding subsidiary debt) for borrowed money.

     Interest Rate Calculations. The interest borne by this Note shall be determined as follows:

          (i) Unless designated as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note, this Note will be designated a "Regular Floating Rate Note" and, except as described below or in an Addendum hereto, will bear interest at the rate determined by reference to the Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any.

          (ii) If designated as a Floating Rate/Fixed Rate Note, then, except as described below or in an Addendum hereto, this Note will initially bear interest at the rate determined by reference to the Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified on the face of this Note, or if no such Fixed Interest Rate is so specified and the Floating Rate/Fixed Rate Note is still outstanding on such day, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

1051047.4  10201 1256C  00692469

          (iii) If designated as an Inverse Floating Rate Note, then, except as described below or in an Addendum hereto, this Note will bear interest equal to the Fixed Interest Rate specified on the face of this Note minus the rate determined by reference to the Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, unless otherwise specified on the face of this Note or in an Addendum hereto, the interest rate thereon will not be less than zero.

     Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise as shown on the face hereof under "Interest Reset Period"; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date specified on the face hereof will be the Initial Interest Rate. Each such reset rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if the interest rate on this Note is to be reset daily, each Business Day; if the interest rate on this Note is to be reset weekly, Wednesday of each week, unless the Base Rate of this Note is the Treasury Rate, in which case the Interest Reset Date will be Tuesday of each week (except that if in any week an auction of Treasury bills falls on a Tuesday, the Interest Reset Date will be on Wednesday of that week); if the interest rate on this Note is to be reset monthly, the third Wednesday of each month; if the interest rate on this Note is to be reset quarterly, the third Wednesday of March, June, September and December; if the interest rate on this Note is to be reset semiannually, the third Wednesday of each of two months specified on the face hereof; and if the interest rate on this Note is to reset annually, the third Wednesday of the month specified on the face hereof. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Market Day, such Interest Reset Date shall be postponed to the next day that is a Market Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below. In addition, if the Treasury Rate is an applicable Base Rate and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note, for a Prime Rate Note, for a CD Rate Note, for a CMT Rate Note, for a Federal Funds Rate Note and for an Eleventh District Cost of Funds Rate Note will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date

1051047.4  10201 1256C  00692469
falls on which Treasury bills would normally be auctioned. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

     "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or if, such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

     "Market Day" means: (a) with respect to any Note, any Business Day in The City of New York and the City of Boston; and (b) with respect to any LIBOR Note, any Business Day in The City of New York and The City of Boston which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day").

     Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the Money Market Yield of the annual rate, quoted on a bank discount basis, for the relevant Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "Commercial Paper --Nonfinancial." or any successor publication of the Board of Governors of the Federal Reserve System. If such rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of such rate on the such Interest Determination Date for commercial paper having the specified Index Maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the caption "Commercial Paper -- Nonfinancial." If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or H.15 Daily Update or another recognized electronic source, the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized rating agency. If fewer than three dealers selected by the Calculation Agent are providing quotes, the rate will be the same as the rate used in the prior interest period.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Money Market Yield = 100 X   360 X D
                                             ------------
                                             360 - (D X M)

where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of

1051047.4  10201 1256C  00692469
days in the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Rate Date (or, if there is not a numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

     Determination of CD Rate. If the Base Rate specified on the face hereof is the CD Rate, the CD Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the relevant Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (secondary market)." If the rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate on such Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit having the specified Index Maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)." If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, of three leading non-bank dealers of negotiable United States dollar certificates of deposit in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks in the market for negotiable United States dollar certificates of deposit with a remaining maturity closest to the specified Index Maturity in an amount that is representative for a single transaction in that market at that time. If fewer than three dealers selected by the Calculation Agent are quoting rates, the rate will be the same rate used for the prior interest period.

     Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Federal Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate on the relevant Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective), as such rate is displayed on Bridge Telerate, Inc. or any successor service on page 120, or any other page as may replace that page on such service ("Telerate Page 120")." If the rate is not published before 3:00 p.m., New York City time, or does not appear on Telerate Page 120 on the Calculation Date, then the Federal Funds Rate for the Interest Determination Date will be the rate on such Interest Determination Date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds(Effective)." If by 3:00 p.m., New York City time, on the Calculation Date the rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the Federal Funds Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time. If fewer than three brokers selected by the

1051047.4  10201 1256C  00692469

Calculation Agent are providing quotes, the rate will be the same as the rate used in the prior interest period.

     Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

          if "LIBOR Telerate" is specified or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the specified Index Maturity, commencing on the applicable Interest Reset Date that appears on the Designated LlBOR Page as of 11:00 a.m., London time, on the applicable Interest Determination Date; if "LIBOR Reuters" is specified, the arithmetic mean of the offered rates for deposits in the Designated LIBOR Currency having the specified Index Maturity, commencing on the applicable Interest Reset Date, that appear on the specified Designated LIBOR Page as of 11:00 a.m., London time, on the applicable Interest Determination Date; provided, that, if the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used; with respect to a Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in the preceding two clauses, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of any Agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the specified Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time; if fewer than two quotations referred to in the preceding clause are so provided, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center on the applicable Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (which may include affiliates of any Agent) for loans in the Designated LIBOR Currency to leading European banks, having the specified Index Maturity and in a principal amount that is representative for a single transaction in that market at that time; or if the banks so selected by the Calculation Agent are not quoting as mentioned in the preceding clause, LIBOR in effect on the applicable Interest Determination Date.

"Designated LIBOR Currency" means the specified currency as to which LIBOR shall be calculated or, if no such currency is specified, United States dollars. "Designated LIBOR Page" means either:

1051047.4  10201 1256C  00692469

          (a) if "LIBOR Telerate" is designated or neither "LIBOR Reuters" nor "LIBOR Telerate" is designated as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the specified page or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency; or

          (b) if "LIBOR Reuters" is specified, the display on the Reuter Monitor Money Rates Service or any successor service on the specified page or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

"Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

     Determination of Prime Rate. If the Base Rate specified on the face hereof is the Prime Rate, the Prime Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate set forth for the relevant Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service ("Reuters Screen USPRIME1 Page") or any successor service as the bank's prime rate or base lending rate as in effect for the Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on the Prime Rate Interest Determination Date. If fewer than four rates appear on the Reuters Screen USPRIME1 Page on such Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by four major banks in New York City selected by the Calculation Agent. If fewer than four banks are providing quotes, the rate will be the same rate as used for the prior interest period.

     Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the auction on the relevant Interest Determination Date of Treasury bills having the specified Index Maturity under the caption "INVESTMENT RATE" on the display on the Bridge Telerate, Inc. or any successor service on page 56, or any other page as may replace that page on such service ("Telerate Page 56), or page 57, or any other page as may replace that page on such service ("Telerate Page 57"). If the

1051047.4  10201 1256C  00692469
rate is not  published  by 3:00  p.m.,  New  York  City  time,  on the  relevant
Calculation Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate for such Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. If the auction rate of Treasury bills having the specified Index Maturity is not so announced by the United States Department of the Treasury, or if no such auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury bills having the specified Index Maturity as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three primary United States government securities dealers (which may include the any of the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                  Bond Equivalent Yield = 100 X    D X N
                                                ------------
                                                360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest reset period.

     Determination of CMT Rate. If the Base Rate specified on the face hereof is the CMT Rate, the CMT Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate displayed on the Designated CMT Telerate Page under the caption". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for, if the Designated CMT Telerate Page is 7051, the rate on the related Interest Determination Date; or

1051047.4  10201 1256C  00692469
if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified for the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If the rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If the rate is no longer published in H.15(519) or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate on such Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such Interest Determination Date with respect to the Interest Reset Date as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three Treasury Note quotations, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three Reference Dealers in New York City (which may include any of the Agents or their affiliates) selected by the Calculation Agent (from five of the Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are providing quotes, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. If two Treasury Notes with an original maturity have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity and will use those quotations to calculate the CMT Rate as described above.


1051047.4  10201 1256C  00692469

"Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. or any successor service on the specified page or any other page as may replace the specified page on such service, for the purpose of displaying "Treasury Constant Maturities" as reported in H.15(519). If a page is not specified, the Designated CMT Telerate Page will be 7052 for the most recent week.

"Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified with respect to which the CMT Rate will be calculated. If no maturity is specified, the Designated CMT Maturity Index will be 2 years.

     Determination of Eleventh District Cost of Funds Rate. If the Base Rate specified on the face hereof is the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on as set forth under the caption "11th District" on Bridge Telerate, Inc. or any successor service on Page 7058, or any other page as may replace that page on such service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate Interest Determination Date. If the rate does not appear on Telerate Page 7058 on the Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank ("FHLB") of San Francisco, as the cost of funds for the calendar month immediately preceding such Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Interest Determination Date for the calendar month immediately preceding such Interest Determination Date, the rate will be the same as the rate used in the prior interest period.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

1051047.4  10201 1256C  00692469

     Payments. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity (or earlier redemption or repayment date), as the case may be; provided, however, that if the Interest Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued through and including the Record Date next preceding the applicable Interest Payment Date. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, Prime Rate, LIBOR or Eleventh District Cost of Funds Rate, as specified on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate, as specified on the face hereof. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

     If an Interest Payment Date (other than at Stated Maturity, a Redemption Date or an repayment date at the option of the holder) would otherwise fall on a day that is not a Market Day with respect to this Note (and if this Note is payable in a Specified Currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open, or if LIBOR is the Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London)), such Interest Payment Date will be on the next succeeding Market Day (with interest accruing to but excluding the next succeeding Market Day) (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day (with interest accruing to but excluding the next preceding Market Day)). If the Stated Maturity, Redemption Date or repayment date at the option of the holder falls on a day that is not a Market Day (and if this Note is payable in a Specified Currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open, or if LIBOR is the Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London)), the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Stated Maturity, Redemption Date or repayment date at the option of the holder, as the case may be, to the date of such payment on the next succeeding Market Day.

     If the Specified Currency shown on the face of this Note is other than U.S. dollars, payments of principal of (and premium, if any) and interest on the

1051047.4  10201 1256C  00692469

Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars:

          (a) at the option of the holders of the Notes under the procedures described in the two following paragraphs; and

          (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control.

     Except as provided in the next paragraph, if the Specified Currency shown on the face of this Note is other than U.S. dollars, payments of interest and principal (and premium, if any) will be made in U.S. dollars if the registered holder of such Note on the relevant Record Date, or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the office of the Paying Agent on or before such Record Date, or the date 15 days before Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable or other form of facsimile transmission. Any such request will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to such holder, unless such request is revoked on or before the relevant Record Date or the date 15 days before Maturity, as the case may be.

     The U.S. dollar amount to be received by a holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the exchange rate agent, or any successor thereto (the "Exchange Rate Agent"), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, by selecting the indicative quotations for the Specified Currency appearing at such time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance on a list of banks to be agreed to by the Company and the Exchange Rate Agent prior to such second Business Day, which are offering quotes on the Quoting Source. The Exchange Rate Agent shall select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. The "Quoting Source" shall mean Reuters Monitor Foreign Exchange Service, or if the Exchange Rate Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service. If the Exchange Rate Agent determines that neither Service is available, the Company and the Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and such display or manner shall become the Quoting Source.

     In the case of a Specified Currency other than Euros, if (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that there exist exchange controls or other circumstances beyond the Company's control rendering such Specified Currency unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customers purposes



1051047.4  10201 1256C  00692469
by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of such second Business Day. If the Market Exchange Rate for such date is not then available, the Exchange Rate Agent shall immediately notify the Company and the Trustee of the most recently available Market Exchange Rate for such Specified Currency. In the case of Euros, if: (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent receives no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that (A) there exist exchange controls or other circumstances beyond the Company's control, rendering Euros unavailable or (B) Euros are no longer used in the European Monetary System, rendering Euros unavailable, then the Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the rate of conversion for Euros into U.S. dollars, determined as of such second Business Day on the following basis: The component currencies of the Euros for this purpose (the "Components") shall be the currency amounts that were components of the Euros as of the last date on which Euros were used in the European Monetary System. The equivalent of Euros in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalent of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise specified to the Exchange Rate Agent by the Company.

     If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to the holder of this Note by making such payment in U.S. dollars on the basis of the most recently available noon-buying rate for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default.

     Sinking Fund. This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to Maturity.

     Redemption. Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Stated Maturity. If the face of this Note indicates that this Note is subject to optional redemption, this Note will be redeemable at the Company's option, as a whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination) on and after the Initial Redemption Date set forth on the face of this Note, on any date prior to the Stated Maturity at a redemption price (the "Redemption Price"), as specified on the face of this Note, equal to either (i) the price specified as a percentage of the face amount to be redeemed plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) or (ii) 100% of the principal amount thereof plus accrued interest to the Redemption




1051047.4  10201 1256C  00692469

Date (subject to the right of holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

     The "Make-Whole Premium" in respect of this Note is intended to be the amount, if any, which, when added to the then outstanding principal amount of this Note, would, if invested on the Redemption Date of this Note in U.S. Treasury securities with maturities equal to the Remaining Life of this Note, have a yield to maturity equal to the original yield to maturity of this Note, based on the initial public offering price of this Note. The amount of the Make-Whole Premium in respect of the principal amount of this Note will be calculated by the Company and will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption
Date) on this Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

     The "Treasury Yield" in respect of this Note shall be determined as of the date on which notice of redemption of this Note is sent to the holder hereof by reference to the most recent Federal Reserve Statistical Release H.15(519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of this Note and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of this Note" shall equal the number of years from the Redemption Date to the Stated Maturity of this Note; provided that if the Remaining Life of this Note is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Note shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Note and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Note, except that if the Remaining Life of this Note is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if



1051047.4  10201 1256C  00692469
expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

     Notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears in the Security Register. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.

     Repayment. Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Stated Maturity. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the date or dates, if any, specified on the face hereof (the "Optional Redemption Date" or "Optional Redemption Dates") on the terms set forth herein.

     On any Optional  Repayment Date, this Note will be repayable in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than U.S. $1,000 or such minimum Authorized Denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Paying Agent in the City of Boston, Commonwealth of Massachusetts or New York, New York, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Paying Agent by such third Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes of like tenor for the amount of the unpaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon cancellation hereof.



1051047.4  10201 1256C  00692469

     Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity of this Note may be extended at the option of the Company for the period or periods of whole years specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof. If the Company exercises such option, the Paying Agent will mail to the holder of this Note not later than 40 calendar days prior to the old Stated Maturity a notice (the "Extension Notice"), first class postage prepaid, indicating (a) the election of the Company to extend the Maturity; (b) the new Stated Maturity; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Paying Agent's mailing of the Extension Notice, the Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Notice.

     Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity then in effect (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such Spread and/or Spread Multiplier to the holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity is extended in accordance with an Extension Notice will bear such Spread and/or Spread Multiplier for the Extension Period, whether or not tendered for payment.

     If the Company extends the Maturity of this Note, the holder will have the option to require the Company to repay such Note on Maturity then in effect at a price equal to the principal amount thereof plus all accrued and unpaid interest to such date. In order to obtain repayment on the old Stated Maturity once the Company has extended the Maturity hereof, the holder must follow the procedures set forth for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 calendar days prior to the old Stated Maturity and except that if holder has tendered this Note for repayment pursuant to an Extension Notice, the holder may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the old Stated Maturity (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

     Renewable Notes. If this Note is a Renewable Note, this Note will mature at Stated Maturity (the "Initial Maturity Date"), unless the Maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On Election Date (which must be an Interest Payment
Date), the Maturity of this Note will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the holder elects to terminate the automatic extension of the Maturity of this Note or of any portion thereof having a principal amount of U.S. $1,000 or any multiple of U.S. $1,000



1051047.4  10201 1256C  00692469
in excess thereof, provided that the principal amount for which such option is not exercised is at least U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000, by delivering a notice to such effect to the Paying Agent not less than the Minimum Election Date Notice days nor more than Maximum Election Date Notice days prior to such Election Date. Notwithstanding the foregoing, the Maturity of this Note may not be extended beyond the Final Maturity Date. If the holder elects to terminate the automatic extension of the Maturity of any portion of the principal amount of this Note and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (or such other time specified herein) after the Election Date prior to which the holder made such election.

     An election to terminate the automatic extension of Maturity may be revoked as to any portion of this Note having a principal amount of U.S. $1,000 or any multiple of U.S. $1,000 in excess thereof by delivering a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of Maturity and prior to the fifteenth calendar day before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of this Note for which the automatic extension of Maturity has been terminated; provided, however, that the principal amount of this Note for which the automatic extension of Maturity has been terminated and for which such a revocation has not been made is at least U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

     An election to terminate the automatic extension of the Maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

     If this Note is a Renewable Note, this Note may be redeemed in whole or in part at the option of the Company on any Interest Payment Date, commencing with the Interest Payment Date specified on the face hereof or in an Addendum hereto, at a redemption price of 100% of the principal amount of this Note to be redeemed, together with accrued and unpaid interest to the date of redemption. Notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 and not more than 60 calendar days prior to the date fixed for redemption.

     Indexed Notes. If so stated on the face hereof, the amount of principal, premium and/or interest payable in respect hereof will be determined with reference to the price or prices of specific commodities or stocks, or to the exchange rate of one or more designated currencies (including composite currencies) relative to an indexed currency or to such other price(s) or exchange rate(s), as specified on the face hereof.

     Registration of Transfer. State Street Bank and Trust Company has been appointed registrar for the Notes (the "Registrar," which term includes any successor registrar appointed by the Company), and the Registrar will maintain at its office at 2 Avenue de Lafayette, Boston, MA 02111 a register for the



1051047.4  10201 1256C  00692469
registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form approved by the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form approved by the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Registrar and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 or the minimum Authorized Denomination. If the Specified Currency shown on the face of this Note is other than U.S. Dollars, the authorized denominations shall be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the sixth Business Day in The City of New York and in the country issuing such currency (or, for Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open, or if LIBOR is the Specified Currency, a day on which commercial banks are open for business (including dealings in LIBOR) in London) next preceding the date of



1051047.4  10201 1256C  00692469
issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency.

     Events of Default. If an Event of Default (as defined in the Indenture) with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the Redemption Date or the date of repayment, as the case may be, multiplied by the Redemption Price. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles using a constant yield method) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period, a coupon rate equal to the initial coupon rate applicable to this Note and an assumption that the Maturity of this Note will not be accelerated). If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of



1051047.4  10201 1256C  00692469
this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate or formula, and in the coin or currency, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered holder of this Note.

     Registered Holder Treated as Owner. Prior to due presentment of this Note for registration of transfer, the Company or any agent of the Company, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

     No Recourse Against Certain Persons. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or trustee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the holder hereof and as part of the consideration for the issue of this Note.

     Governing Law. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on this Note as a convenience to the holders. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on this Note, and reliance may be placed only on the other identification numbers printed hereon.

     Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Defeasance. The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.



1051047.4  10201 1256C  00692469

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto


         PLEASE INSERT SOCIAL
         SECURITY OR OTHER IDENTIFYING
         NUMBER OF ASSIGNEE

======================================================================


======================================================================




 ................................................................................
              (Please Print or Typewrite Name and Address including
                              Zip Code of Assignee)



 ................................................................................
the within Security of Security Capital Group Incorporated and hereby does irrevocably constitute and appoint


 ........................................................................Attorney
to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:         . . . . . .     . . . . . . . . . . . . . .

                                    . . . . . . . . . . . . . .





NOTICE:..The      signature to this  assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.


1051047.4  10201 1256C  00692469

                        FORM OF OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest to the Repayment Date, to the undersigned, at

(Please print or typewrite name and address of the undersigned) If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of U.S. $1,000 (or if the Specified Currency is other than U.S. dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid:_____________________ _______________________________________________________________________________;
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):


Dated: ______________________


NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.



1051047.4  10201 1256C  00692469